HEI Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-220842) and Form S‑8 (Nos. 333-02103, 333-159000, 333-166737 and 333-174131) of Hawaiian Electric Industries, Inc. of our report dated February 24, 2017 relating to the financial statements and financial statement schedules, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 1, 2018